Exhibit 99.2



                                    AMENDMENT
                                     TO THE
                          SUPPLEMENTAL RETIREMENT PLAN
                       FOR THE CHIEF EXECUTIVE OFFICER OF
                               THE EASTERN COMPANY

     THE EASTERN COMPANY, a Connecticut corporation having its principal office at 112 Bridge Street, Naugatuck, CT 06770 (hereinafter "Company"), does hereby amend its supplemental retirement plan for the benefit of its chief executive officer on the terms and conditions hereinafter set forth:

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, on September 9, 1998 the Company adopted the Supplemental Retirement Plan for the Chief Executive Officer of The Eastern Company (the "SERP") for the purpose of providing supplemental retirement benefits to the chief executive officer of the Company; and



     WHEREAS, the Company wishes to amend the SERP to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").


     NOW, THEREFORE, the Company does hereby amend the SERP as follows, effective as of the date of adoption of this amendment:


         (1) Section 2.17 of the SERP is deleted and the following is substituted in lieu thereof:

         2.17 "Total and Permanent Disability" shall mean a total disability that makes the Participant eligible to receive disability benefits under Title II of the Social Security Act.


         (2) Section 4.2 of the SERP is deleted and the following is substituted in lieu thereof:

         4.2 Payment of Retirement Benefits. The Company shall commence payment of the benefit described in Section 4.1 as of the first day of the month coinciding with or next following the date that is six months after the date of the Participant's Termination of Employment. Such benefit shall be payable in monthly installments as a Five Year Certain Annuity if the Participant is not married at the time of his Termination of Employment or as an Actuarially Equivalent 100/50 Joint and Survivor Annuity if the Participant is married at the time of his Termination of Employment.

         The amount of the Participant's benefit described in Section 4.1 shall be determined as if it had commenced on the first day of the month coinciding with or next following the date of the Participant's Termination of Employment. The payments to which the Participant would otherwise have been entitled during the first six months following his Termination of Employment shall then be accumulated (together with interest at the long term applicable federal rate (as defined in Section 1274(d) of the Code) for the month preceding the Participant's Termination of Employment), and shall be paid on the first day of the month coinciding with or next following the date that is six months after his Termination of Employment.


         (3) Section 5.2 of the SERP is deleted and the following is substituted in lieu thereof:

         5.2 Amount of Disability Benefits. In the event the Participant incurs a Total and Permanent Disability prior to his Termination of Employment and is eligible to receive disability benefits under Title II of the Social Security Act, then he shall be entitled to receive disability retirement benefits under the Plan. Such benefits shall be equal to the monthly retirement benefit determined in accordance with Section 4.1 which the Participant would have been entitled to receive if he had incurred a Termination of Employment immediately prior to the date of his Total and Permanent Disability. Such benefits shall commence on the first day of the month following the date on which the Social Security Administration determines that the Participant has incurred a Total and Permanent Disability.


         (4) Section 7.1(a) of the SERP is deleted and the following is substituted in lieu thereof:

         (a) It is the intention of the Company, the Participant, his surviving Spouse and Beneficiary, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of ERISA. The rights of the Participant and his surviving Spouse and Beneficiary shall be those of a general unsecured creditor of the Company.


         (5)  Section 7.1(c) of the SERP is deleted.


         (6) Section 8.1 of the SERP is deleted and the following is substituted in lieu thereof:

         8.1 Suspension of Benefit Payments. In the event that a Participant commences receiving benefits hereunder and is subsequently reemployed on a full-time basis by the Company or any of its affiliates, the payment of benefits under this Plan shall be suspended during the period of such reemployment and shall recommence on the date on which he again incurs a Termination of Employment. The amount of the benefits payable to the Participant shall not be adjusted following the Participant's subsequent Termination of Employment. Rather, any benefits that would have been paid to the Participant during the suspension period shall be forfeited, and shall not thereafter be paid.


         (7) All of the other terms and conditions of the Agreement are hereby confirmed, ratified and approved in all respects.




         IN WITNESS WHEREOF, the undersigned has executed this amendment to the Plan on the day of December 12, 2007.


ATTEST:                           THE EASTERN COMPANY


/s/Theresa P. Dews                By: /s/David C. Robinson
-------------------                  ---------------------
Theresa P. Dews                   David C. Robinson
Its Secretary                     Title: Chairman of the Compensation Committee